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                                                                   Exhibit 10.1

                               SUMMIT DESIGN, INC.
                       AMMENDMENT TO EMPLOYMENT AGREEMENT

                                RICHARD DAVENPORT

The Employment Agreement dated February 25, 1999 (the "Employment Agreement") between Summit Design, Inc, ("Summit") and Richard Davenport ("Davenport") is amended as of July 26, 1999 as follows:

WHEREAS, Davenport entered into an Employment Agreement dated February 25, 1999 to perform the role of President and COO;

WHEREAS, under section 2(d) of the Employment Agreement, Davenport has the right to notify Summit of his resignation of his employment under certain conditions, which have now occurred (Construction), and receive the benefits specified in subsections 3(f) and 3(g) of the Employment Agreement;

WHEREAS, the specific condition(s) triggering Construction was the appointment on July 26, 1999 of William Botts as Interim CEO and subsequent reassignment of Davenports duties to manage only Sales and Marketing;

WHEREAS, it was the intent of section 2(d) to provide the right to Constructive Termination for Davenport for any CEO hired or material change in duties should he so elect;

WHEREAS, Davenport has timely notified Summit of his intent to resign in accordance with subsection 2(d) of the Employment Agreement, and Summit agrees that Davenport is therefore now entitled to the benefits specified in subsections 3(f) and 3(g) of the Employment Agreement;

WHEREAS, Summit is in the process of being merged with Viewlogic Systems, Inc. whose management will become the merged company's management;

WHEREAS, Davenport's role after the merger will be developed between Viewlogic's CEO and Davenport;

WHEREAS, it is Summit's desire that Davenport not resign until after the merger or after any role he develops directly with Viewlogic while not giving up his rights to the benefits specified in subsections 3(f) and 3(g) of his Employment Agreement;

WHEREAS, in exchange for Davenport's agreement to remain employed by Summit for an indefinite period of time, Summit is willing to guarantee to Davenport the benefits specified in subsections 3(f) and 3(g) of the Employment Agreement upon the termination of Davenport's employment at any time and for any reason;

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NOW THEREFORE, Summit and Davenport agree as follows:

    1. Summit hereby guarantees to Davenport the benefits specified in subsections 3(f) and 3(g) of the Employment Agreement upon the termination of Davenport's employment at any time and for any reason, however, in the event Davenport's employment continues beyond January 3, 2000, if the retention bonus specified in 3(f) is due and has been paid, then only the benefits in subsection 3(g) shall apply at termination of Davenport's employment.

    2. All other terms and conditions of the Employment Agreement remain in full force and effect.

    3. The Compensation Committee of the Board of Directors has approved the changes agreed to in this Amendment.

IN WITNESS THEREOF, the parties have executed this Amendment on October 24, 1999 making the changed terms retroactive to July 26, 1999.


SUMMIT DESIGN, INC.



By:  /s/  WILLIAM V. BOTTS
     ---------------------
Name:  William V. Botts
Title:  Chairman of the Board and CEO



EMPLOYEE:  RICHARD DAVENPORT



By:  /s/  RICHARD DAVENPORT
     ----------------------
Name:  Richard Davenport